Exhibit 99.2

BONANZA CREEK ENERGY, INC.

Letter to The Depository Trust Company Participants
for

Tender of All Outstanding
6.75% Senior Notes due 2021
in Exchange for Registered
6.75% Senior Notes due 2021

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2013 UNLESS SOONER TERMINATED OR EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

          , 2013

To The Depository Trust Company Participants:

We are enclosing with this letter the materials listed below relating to the offer by Bonanza Creek Energy, Inc. (the “Company”) to exchange its 6.75% Senior Notes due 2021 guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee certain indebtedness including indebtedness  under our revolving credit facility (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933 (the “Securities Act”), for a like principal amount of its issued and outstanding unregistered 6.75% Senior Notes due 2021 guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee certain indebtedness including indebtedness  under our revolving credit facility (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Company’s prospectus dated          , 2013 and the related letter of transmittal.

We are enclosing copies of the following documents:

1.              Prospectus dated               , 2013;

2.              Letter of transmittal, together with accompanying Substitute Form W-9 Guidelines; and

3.              Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining that client’s instruction with regard to the exchange offer.

We urge you to contact your clients promptly. Please note that the exchange offer will expire at 5:00 p.m., New York City time, on                  , 2013, unless sooner terminated or extended.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to the Company and the guarantors that:

•                  any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

•                  such person does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer in violation of the provisions of the Securities Act;

•                  such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•                  if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes;

•                  if such person is a broker-dealer, the Outstanding Notes that were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act);

•                  if such person is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for the Exchange Notes from the Company or any guarantor; and

•                  such person is not acting on behalf of any person or entity who could not truthfully and completely make the foregoing representations.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the exchange agent) in connection with the solicitation of tenders of Outstanding Notes under the exchange offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

Additional copies of the enclosed materials may be obtained from us upon request.

Very truly yours,

BONANZA CREEK ENERGY, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.